Exhibit 10.1
[Execution Version]
October 7, 2011
JPMorgan Chase Bank, N.A.
2200 Ross Avenue, Third Floor
Dallas, Texas 75201
Attention: Kimberly A. Bourgeois
Re:	Eleventh Amendment to Credit Agreement dated as of January 18, 2008 among Approach Resources Inc. (“Borrower”), JPMorgan Chase Bank, N.A. and the institutions named therein (“Lenders”) and JPMorgan Chase Bank, N.A., as Agent (“Agent”)
Ladies and Gentlemen:
     Reference is hereby made to that certain Credit Agreement dated as of January 18, 2008 among Approach Resources Inc., a Delaware corporation (“Borrower”), JPMorgan Chase Bank, N.A., as Agent (“Agent”), and the Lenders that are signatory parties hereto (the “Lenders”), as amended by amendments dated February 19, 2008, May 6, 2008, August 26, 2008, April 8, 2009, July 8, 2009, October 30, 2009, February 1, 2010, May 3, 2010, October 21, 2010, May 4, 2011 and as of the date hereof (as amended, the “Loan Agreement”). All capitalized terms herein shall have the meanings ascribed to them in the Loan Agreement.
     Pursuant to this Eleventh Amendment (the “Amendment”), Agent, Lenders and Borrower agree, effective as of the date hereof, to amend the Loan Agreement according to the terms and provisions set forth below.
     1. Definition of Loan Documents. Section 1 of the Loan Agreement is hereby amended to redefine “Loan Documents” as follows:
     “Loan Documents means this Agreement, the Notes, the Collateral Documents and all other documents executed by Borrower with Agent or Lenders in connection with the transaction described in this Agreement, including any and all amendments to this Agreement made pursuant to Section 24 of this Agreement.”
     2. Collateral Security. Section 6(b) of the Loan Agreement is hereby amended by deleting the last sentence thereof and substituting the following therefor:
     “From time to time, Borrower will cause to be executed and delivered to Agent additional Collateral Documents if Agent reasonably deems such are necessary to insure perfection or maintenance of Lenders’ security interests and Liens in not less than 80% of the Engineered Value of the Oil and Gas Properties which are included in the Borrowing Base then in effect.”
     3. Events of Default. The following is hereby added to the end of Section 14 of the Loan Agreement, “Events of Default”:

     “After the exercise of remedies provided for in this Agreement, the Collateral Documents or any of the other Loan Documents (or after the Loans have automatically become immediately due and payable as set forth in this Section 14), any amounts received on account of the Notes or any Loans shall be applied by Agent in the following order:
First, to payment of that portion of the amounts owed hereunder and under the other Loan Documents constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Agent) payable to Agent in its capacity as such;
Second, to payment of that portion of the amounts owed hereunder constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit fees) payable to Lenders (including fees, charges and disbursements of counsel to the respective Lenders), ratably among them in proportion to the respective amounts described in this clause Second payable to Agent and Lenders;
Third, to payment of that portion of the amounts due hereunder constituting accrued and unpaid Letters of Credit Fees and interest on the Loans, ratably among Lenders, in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the amounts owed hereunder constituting unpaid principal of the Loans, unpaid Reimbursement Obligations, the maximum amounts which Lenders might then or thereafter be called upon to advance under all Letters of Credit then outstanding and settlements under Rate Management Transactions ratably among Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the amounts due hereunder, under the Loans and under the other Loan Documents have been indefeasibly paid in full, to Borrower, or as otherwise required by applicable law.
If an amount of an undrawn Letter of Credit or other contingent amount is included in the foregoing and such Letter of Credit or other contingent amount expires and the resulting obligations are lower than the amount that was included in the forgoing application of payments, the Agent shall revise the calculation under the forgoing application of payments, and the Lenders and other parties receiving such payments shall be obligated to refund any excess payment to the Agent to be applied in accordance with the revised calculation of the application of payments.”
     4. Agent and Lenders; Consultation with Counsel. Section 15(c) of the Loan Agreement is hereby amended by deleting “FROST” from line 5 thereof and inserting “JPMORGAN” in its place.
     5. Increase to Borrowing Base and Commitment. As of the date hereof, the Borrowing Base and Commitment under the Loan Agreement are increased to $260,000,000.

2

     6. Assignments of Commitment. Prior to giving effect to this Amendment, JPMorgan Chase Bank, N.A., BNP Paribas, KeyBank National Association, The Frost National Bank and Royal Bank of Canada (the “Existing Lenders”) each has a Commitment Percentage as set out below under the heading “Existing Lender Commitments.” The Existing Lenders desire to assign to Wells Fargo Bank, N.A. (the “New Lender”), a percentage of each Existing Lender’s Commitment Percentage of its obligations as a Lender under the Loan Agreement, such that after giving effect to such assignments and as of the date hereof, the respective Commitment Percentages of the Existing Lenders and the New Lender will be as set forth below under the heading “Revised Lender Commitments” and on Schedule I attached hereto and made a part hereof and of the Loan Agreement, as amended hereby. Agent and Borrower hereby consent to the assignments by Existing Lenders of such portion of each of their rights and obligations as a Lender under the Loan Agreement to the New Lender. Effective as of the date hereof such acquisition of a portion of the Existing Lenders’ Commitments by the New Lender shall be deemed to have been consummated pursuant to the terms of the Assignment and Acceptance Agreement attached as Exhibit D to the Loan Agreement (which is incorporated herein by reference as if fully set forth herein) as if the Existing Lenders and the New Lender had executed Assignment and Acceptance Agreements with respect to such assignments.

	Existing Lender Commitments		Revised Lender Commitments
Lenders	Percentage	Amount	Percentage	Amount
JPMorgan Chase Bank, N.A.	22.5%	$45,000,000	21.09%	$54,843,750
BNP Paribas	20.00%	$40,000,000	15.38%	$40,000,000
KeyBank National Association	20.00%	$40,000,000	18.75%	$48,750,000
Royal Bank of Canada	20.00%	$40,000,000	18.75%	$48,750,000
The Frost National Bank	17.5%	$35,000,000	16.41%	$42,656,250
Wells Fargo Bank, N.A.	N/A	N/A	9.62%	$25,000,000
TOTAL	100.00%	$200,000,000	100.00%	$260,000,000
     7. Schedule I. Effective as of the date hereof, Schedule I to the Loan Agreement is deleted in its entirety and Schedule I attached hereto is substituted therefor.
     8. Replacement Notes. As of the date hereof there shall be executed and delivered by Borrower to each of the Existing Lenders and the New Lenders, if requested, replacement Notes, in the form of Exhibit “B” attached hereto reflecting the percentage of each Lender’s Pro Rata Part of the Facility Amount. Promptly upon receipt of a replacement Note, each Lender shall deliver to Borrower all existing Notes held by each such Lender.
     9. Notes. Notwithstanding Sections 3(a) and 3(b) of the Loan Agreement referencing that the Loans shall be evidenced by Notes payable to each Lender in the aggregate face amount of the Facility Amount, the delivery of such a Note to the Lenders shall be at each Lender’s discretion. Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the

3

order of such Lender in the form of Exhibit “B” to the Loan Agreement. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 29 of the Loan Agreement) be represented by one or more Notes in such form payable to the order of the payee named therein. Irrespective of the Facility Amount, no Lender shall ever be obligated to advance on the Commitment any amount in excess of its Commitment then in effect.
     10. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lenders:
     (a) The Amendment. Borrower, each Guarantor and each Lender shall have duly and validly executed and delivered this Amendment to Agent.
     (b) Replacement Notes. If requested by any Lender, and upon the delivery to Borrower of the terminated existing Notes, Borrower shall have duly and validly executed the Notes payable to each of the Lender signatories hereto in termination and replacement of the existing Notes.
     (c) Representations and Warranties. The representations and warranties contained in the Loan Agreement and in the other Loan Documents shall be true and correct in all material respects as of the date hereof, as if made on the date hereof.
     (e) No Default. No Default or Event of Default shall have occurred and be continuing.
     (f) Corporate/Partnership Proceedings. All corporate and/or partnership proceedings, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent, and its legal counsel.
     (g) Fees. In consideration for the agreements set forth herein, Borrower shall have paid to Agent any fees payable to Agent and/or Lenders pursuant to or in connection with the fee letter agreement of even date herewith between Borrower and Agent.
     11. Ratification by Guarantors. Each Guarantor hereby ratifies and reaffirms all of its obligations under its Guaranty Agreement (the “Guaranty”) of Borrower’s obligations under the Loan Agreement, as amended hereby. Each Guarantor also hereby agrees that nothing in this Amendment shall adversely affect any right or remedy of Lenders under the Guaranty and that the execution and delivery of this Amendment shall in no way change or modify its obligations as guarantor under the Guaranty. Although each Guarantor has been informed by Borrower of the matters set forth in this Amendment and such Guarantor has acknowledged and agreed to the same, such Guarantor understands that Agent has no duty to notify such Guarantor or to seek such Guarantor’s acknowledgment or agreement, and nothing contained herein shall create such a duty as to any transaction hereafter.

4

     12. Representations and Warranties. By executing this Amendment, Borrower hereby represents, warrants and certifies to Lenders that, as of the date hereof, (a) there exists no Event of Default or events which, with notice or lapse of time, would constitute an Event of Default; (b) Borrower has performed and complied with all agreements and conditions contained in the Loan Agreement or the other Loan Documents which are required to be performed or complied with by Borrower; and (c) the representations and warranties contained in the Loan Agreement and the other Loan Documents are true in all material respects, with the same force and effect as though made on and as of the date hereof (except to the extent that such representations and warranties related solely to an earlier date).
     13. Confirmation and Ratification. Except as affected by the provisions set forth herein, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed by all parties. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Loan Agreement or the other Loan Documents.
     14. Reference to Loan Agreement. Each of the Loan Agreement and the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement, the Loan Documents and such other documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.
     15. Multiple Counterparts. This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Amendment shall be bound hereby until a counterpart of this Amendment has been executed by all parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
     16. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
     17. Final Agreement. THE LOAN AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND ALL PROMISSORY NOTES AND OTHER LOAN DOCUMENTS EXECUTED PURSUANT THERETO OR HERETO, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG ANY OF THE PARTIES.
     Please signify your acceptance to the foregoing terms and provisions by executing a copy of this Amendment at the space provided below.

5

Very truly yours, BORROWER: APPROACH RESOURCES INC., a Delaware corporation
By:	/s/ J. Ross Craft
J. Ross Craft, President and Chief Executive Officer

GUARANTORS: APPROACH OIL & GAS INC., a Delaware corporation
By:	/s/ J. Ross Craft
J. Ross Craft, President and Chief Executive Officer

APPROACH RESOURCES I, LP, a Texas limited partnership
By:	Approach Operating, LLC, a Delaware limited liability company, its general partner

By:	Approach Resources Inc., a Delaware corporation, its sole member

By:	/s/ J. Ross Craft
J. Ross Craft, President and Chief Executive Officer

[Signature Pages]

ACCEPTED AND AGREED TO effective as of the date and year first above written: AGENT: JPMORGAN CHASE BANK, N.A.
By:	/s/ Michael A. Kamauf
Michael A. Kamauf, Authorized Officer

LENDERS: JPMORGAN CHASE BANK, N.A.
By:	/s/ Michael A. Kamauf
Michael A. Kamauf, Authorized Officer
[Signature Pages]

BNP PARIBAS, Lender and Syndication Agent
By:	/s/ Michaela Braun
	Name:	Michaela Braun
	Title:	Director

By:	/s/ Greg Smothers
	Name:	Greg Smothers
	Title:	Director

[Signature Pages]

KEYBANK NATIONAL ASSOCIATION, Lender and Documentation Agent
By:	/s/ David Morris
	Name:	David Morris
	Title:	Vice President

[Signature Pages]

THE FROST NATIONAL BANK
By:	/s/ Alex Zemkoski
Alex Zemkoski, Vice President

[Signature Pages]

ROYAL BANK OF CANADA
By:	/s/ Jay T. Sartain
	Name:	Jay T. Sartain
	Title:	Authorized Signatory

[Signature Pages]

WELLS FARGO BANK, N.A.
By:	/s/ Catherine Stacy
	Name:	Catherine Stacy
	Title:	Vice President

[Signature Pages]

SCHEDULE I

	Commitment Amount	Percentage Commitment
JPMorgan Chase Bank, NA	$54,843,750.00	21.09%

BNP Paribas	$40,000,000.00	15.38%

Key Bank National Association	$48,750,000.00	18.75%

Royal Bank of Canada	$48,750,000.00	18.75%

The Frost National Bank	$42,656,250.00	16.41%

Wells Fargo Bank, N.A.	$25,000,000.00	9.62%

TOTAL	$260,000,000.00	100.00%

EXHIBIT “B”
REVOLVING NOTE

$_________________	Dallas, Texas	October 7, 2011
     FOR VALUE RECEIVED, the undersigned APPROACH RESOURCES INC., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to the order of __________________ (“Lender”) at the offices of JPMORGAN CHASE BANK, N.A. (“Agent”) in Dallas County, Texas, the principal sum of _______ MILLION AND NO/100 DOLLARS ($_________________), or so much thereof as may be advanced by Lender and outstanding at any time or from time to time pursuant to the Credit Agreement (as hereinafter defined) in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Credit Agreement. All payments of principal and interest due hereunder are payable at the offices of Agent at 2200 Ross Avenue, Third Floor, Dallas, Texas 75201, Attention: Kimberly A. Bourgeois, or at such other address as Agent shall designate in writing to Borrower.
     The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement.
     This Note is executed pursuant to that certain Credit Agreement dated January 18, 2008 by and among Borrower, Agent and the other Lenders parties thereto, as amended (as amended, the “Credit Agreement”) and is one of the Notes referred to therein. Reference is made to the Credit Agreement and the Loan Documents (as that term is defined in the Credit Agreement) for a statement of prepayment rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys’ fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default (as that term is defined in the Credit Agreement and Loan Documents) Agent may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and Lender shall have all rights and remedies of a Lender under the Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.
     Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific

1

contingency exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.
     If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.
     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees.
     Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.
     This Note renews and replaces, but does not extinguish, the amounts remaining unpaid on that certain promissory note dated May 4, 2011, executed by Borrower and payable to the order of Lender. [This paragraph does not apply to the Wells Fargo Bank, N.A. Note.]
     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND THE LAWS OF THE STATE OF TEXAS. BORROWER AGREES THAT THIS NOTE IS PERFORMABLE IN TARRANT COUNTY, TEXAS AND THAT SUCH COUNTY IS PROPER VENUE FOR ANY ACTION OR PROCEEDING INVOLVING THIS NOTE TO THE EXCLUSION OF ALL OTHER VENUES.
     THIS INSTRUMENT SECURES A LINE OF CREDIT USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES.

2

     THIS WRITTEN NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     EXECUTED as of the date and year first above written.

BORROWER: APPROACH RESOURCES INC., a Delaware corporation
By:
Steven P. Smart, Executive Vice President and
Chief Financial Officer

3